Exhibit 99.1




FOR IMMEDIATE RELEASE
Contact: Harvey Kamil                                   Carl Hymans
         NBTY, Inc.                                     G.S. Schwartz & Co.
         President and CFO                              212-725-4500
         631-244-2020                                   carlh@schwartz.com

              NBTY REPORTS FOURTH QUARTER AND YEAR-END RESULTS

BOHEMIA, N.Y. - November 10, 2003 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading manufacturer and marketer of nutritional supplements today announced results for the fiscal fourth quarter and fiscal year ended September 30, 2003.

For the fiscal fourth quarter ended September 30, 2003, sales increased 49% to $365 million, compared to $245 million for the fiscal fourth quarter ended September 30, 2002. Net income for the fiscal fourth quarter 2003 was $14 million, or $0.20 per diluted share, compared to net income of $29 million, or $0.43 per diluted share, for the comparable period last year.

Results for the fiscal fourth quarter 2003 included certain non-recurring charges totaling $10 million, pre-tax, that decreased net earnings by $0.11 per diluted share. Included in these one-time charges was a write-off of $7 million relating to the Company's investment in high yield bonds purchased in anticipation of an acquisition which NBTY determined not to pursue because of ephedra exposure, among other things. The balance of these charges were attributed to various items, including: the discontinuation of the Company's network marketing operations; fees and expenses associated with another acquisition which the Company chose not to consummate principally because of litigation exposure; and the closure of the Company's facilities in Murphysboro, Illinois and Thornton, Colorado that occurred in conjunction with integrating the operations of Rexall Sundown.

NBTY acquired Rexall on July 25, 2003. Rexall's sales from that date until September 30, 2003 were $73 million. Without Rexall sales, NBTY sales would have increased 19% in the fiscal fourth quarter 2003.

For fiscal 2003, sales increased 24% to $1.2 billion compared to $964 million for fiscal 2002. Net income for fiscal 2003 was $80 million, or $1.16 per diluted share, compared to net income of $96 million, or $1.41 per diluted share, for fiscal 2002. Results for fiscal year 2003 included the aforementioned non-recurring charges totaling $10 million, pre-tax, that decreased net earnings by $0.11 per diluted share. Without Rexall sales, NBTY sales would have increased 16% for fiscal 2003.

At September 30, 2003, the Company's total assets were $1.2 billion and its working capital was $312 million, compared with total assets of $730 million and working capital of $186 million at September 30, 2002.

OPERATIONS FOR THE FISCAL FOURTH QUARTER ENDED SEPTEMBER 30, 2003

For the fiscal fourth quarter 2003, sales for the wholesale division increased $90 million to $164 million, an increase of 122%, compared to $74 million for the fiscal fourth quarter 2002. The increase in 2003 includes $73 million of Rexall sales with EBITDA of $10 million. Without Rexall sales, the wholesale division's sales would have increased by 23% for the fiscal fourth quarter 2003.

The Rexall acquisition added numerous well-known brands to the Company's wholesale operation. These brands include Rexall(R), Sundown(R), Osteo Bi-Flex(R), CarbSolutions(TM), MET-Rx(R) and WORLDWIDE Sports Nutrition(R). With this acquisition, NBTY reinforces its dominant position in the wholesale sector. The integration of the acquisition is on schedule.

The Company continues to leverage valuable consumer sales information it receives from its Vitamin World and direct response/e-commerce operations. This information is monitored on a daily basis and used as a planning tool in the introduction of new products to our wholesale customers. The success of this strategy is demonstrated by the acceptance of our new products by the mass-market retailers and their customers. NBTY remains focused on increasing market share in the wholesale channel and expanding its presence in the nutritional supplement marketplace.

Vitamin World sales for the fiscal fourth quarter 2003 were $54 million, compared to $52 million for the comparable prior period. Vitamin World's same store sales for the fiscal fourth quarter 2003 increased 4%. Although Vitamin World generated EBITDA of $2 million for the fiscal fourth quarter 2003, Vitamin World operations recorded a loss of $2 million. Included in this loss is an asset impairment charge, in the form of accelerated depreciation, for certain unprofitable stores. Vitamin World currently has 533 stores in operation nationwide. During fiscal 2003, the Company closed twenty Vitamin World stores and added nine new stores.

Sales from NBTY's European retail operations for the fiscal fourth quarter 2003 increased 27% to $95 million from $74 million for the fiscal fourth quarter 2002. This 27% increase includes sales generated by 50 GNC stores in the UK and 65 DeTuinen stores in the Netherlands acquired earlier this fiscal year. GNC (UK) and DeTuinen each generated sales of $9 million in the fiscal fourth quarter 2003. Although GNC (UK) was marginally profitable, DeTuinen incurred a $500,000 loss for the fiscal fourth quarter 2003. Holland & Barrett's same store sales for the fiscal fourth quarter 2003 increased 2% with foreign exchange. Holland & Barrett continues to be a leader in the UK and Ireland. The Company's European division currently operates 589 stores in the UK, Ireland and the Netherlands.

Revenues from Puritan's Pride direct response/e-commerce operations for the fiscal fourth quarter 2003 increased 16% to $52 million from $45 million for the fiscal fourth quarter 2002. Online sales, which increased more than 50% for the fiscal fourth quarter 2003, comprised 21% of sales for the fiscal fourth quarter 2003. The increase in sales reflects the continued success of investments in advertising, sales promotions and faster product delivery to customers.

OPERATIONS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

Sales by segment for fiscal 2003 were as follows: wholesale sales were $417 million, an increase of 43%; Vitamin World sales were $212 million, an increase of 7%; European retail operation sales were $364 million, an increase of 25%; and Puritan's Pride sales were $200 million, an increase of 9%. Excluding $73 million of Rexall sales, wholesale sales would have increased by 18% for fiscal 2003.

NBTY Chairman and CEO, Scott Rudolph, said: "The fourth quarter reflected a wide array of transitional issues which we anticipate will be resolved in fiscal 2004. The integration of Rexall is on schedule and has already contributed significantly to our revenue growth. The Rexall acquisition is indicative of our commitment to the wholesale segment, and we anticipate continued growth in revenue and market share for NBTY."

ABOUT NBTY

NBTY is a leading vertically integrated manufacturer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. The Company markets approximately 1,500 products under several brands, including Nature's Bounty(R), Vitamin World(R), Puritan's Pride(R), Holland & Barrett(R), Rexall(R), Sundown(R), MET-Rx(R), WORLDWIDE Sports Nutrition(R), American Health(R), GNC (UK)(R) and DeTuinen(R).

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as "subject to," "believe," "expects," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain. Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY's products; (xviii) the inability of NBTY to renew leases on its retail locations; (xix) inability of NBTY's retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY's products; (xxi) sales and earnings volatility and/or trends; (xxii) the efficacy of NBTY's Internet and on-line sales and marketing; (xxiii) fluctuations in foreign currencies, including the British Pound; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world, and more particularly the Food Supplements Directive and the Traditional Herbal Medicinal Products Directive in Europe; (xxvii) the mix of NBTY's products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY's filings with the U.S. Securities and Exchange Commission; and (xxx) other factors beyond NBTY's control.

Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

                         NBTY, INC. and SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)


                                                For the three months
                                                ended September 30,
                                                 2003         2002

Net sales                                      $364,847     $245,461

Cost and expenses:
  Cost of sales                                 182,249      107,805
  Discontinued product charge                    (1,500)
  Catalog printing, postage and promotion        20,439       13,561
  Selling, general and administrative           132,281       90,568
  Litigation recovery of raw material costs                     (836)
                                               --------     --------
                                                333,469      211,098
                                               --------     --------

Income from operations                           31,378       34,363
                                               --------     --------

Other (expense):
  Interest                                       (5,674)      (3,912)
  Investment write down                          (6,659)
  Miscellaneous, net                               (112)        (765)
                                               --------     --------
                                                (12,445)      (4,677)
                                               --------     --------

Income before income taxes                       18,933       29,686

Provision for income taxes                        4,951          338
                                               --------     --------
  Net income                                   $ 13,982     $ 29,348
                                               ========     ========

Net income per share:
  Basic                                        $   0.21     $   0.44
                                               ========     ========
  Diluted                                      $   0.20     $   0.43
                                               ========     ========

Weighted average common shares outstanding:
  Basic                                          66,547       66,122
                                               ========     ========
  Diluted                                        68,796       67,986
                                               ========     ========

                         NBTY, INC. and SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)


                                                 For the fiscal years
                                                 ended September 30,
                                                  2003           2002
                                               ----------     --------

Net sales                                      $1,192,548     $964,083

Cost and expenses:
  Cost of sales                                   554,804      433,611
  Discontinued product charge                       4,500
  Catalog printing, postage and promotion          66,455       47,846
  Selling, general and administrative             435,748      348,334
  Litigation recovery of raw material costs                    (21,354)
                                               ----------     --------
                                                1,061,507      808,437
                                               ----------     --------

Income from operations                            131,041      155,646
                                               ----------     --------

Other income (expense):
  Interest                                        (17,384)     (18,499)
  Investment write down                            (6,659)
  Miscellaneous, net                                5,424        1,560
                                               ----------     --------
                                                  (18,619)     (16,939)
                                               ----------     --------

Income before income taxes                        112,422      138,707

Provision for income taxes                         32,738       42,916
                                               ----------     --------

  Net income                                   $   79,684     $ 95,791
                                               ==========     ========

Net income per share:
  Basic                                        $     1.20     $   1.45
                                               ==========     ========
  Diluted                                      $     1.16     $   1.41
                                               ==========     ========

Weighted average common shares outstanding:
  Basic                                            66,452       65,952
                                               ==========     ========
  Diluted                                          68,538       67,829
                                               ==========     ========

                                    SALES
                                 (Thousands)


                              THREE MONTHS ENDED                     FISCAL YEARS ENDED
                                SEPTEMBER 30,                          SEPTEMBER 30,
                               2003        2002      % Increase       2003         2002      % Increase
                             --------------------------------------------------------------------------

Wholesale                    $163,721    $ 73,610       122%       $  416,627    $291,287        43%

US Retail / Vitamin World      54,138      52,255         4%          212,380     198,602         7%

European Retail /
 Holland & Barrett / GNC       94,694      74,397        27%          363,597     290,881        25%

Direct Response /
 Puritan's Pride               52,294      45,199        16%          199,944     183,313         9%
                             ------------------------------        --------------------------------

Total                        $364,847    $245,461        49%       $1,192,548    $964,083        24%
                             ------------------------------        --------------------------------


                                GROSS PROFIT
                                 PERCENTAGES


                               THREE MONTHS ENDED                  FISCAL YEARS ENDED
                                  SEPTEMBER 30,                       SEPTEMBER 30,
                                 2003       2002     % Increase      2003      2002      % Increase
                               --------------------------------------------------------------------

Wholesale                        39%        44%          -5%         40%         41%         -1%

US Retail / Vitamin World        60%        59%           1%         60%         59%          1%

European Retail /
 Holland & Barrett / GNC         59%        64%          -5%         61%         63%         -2%

Direct Response /
 Puritan's Pride                 60%        60%           0%         62%         61%          1%
                                 --------------------------          --------------------------

Total (without discontinued
product charge)                  50%        56%          -6%         54%         55%         -1%

Discontinued product charge       1%                      1%         -1%                     -1%
                                 --------------------------          --------------------------

Total                            51%        56%          -5%         53%         55%         -2%
                                 --------------------------          --------------------------

                      INCOME FROM OPERATIONS BY SEGMENT
                                 (Thousands)


                                                        THREE MONTHS ENDED       FISCAL YEARS ENDED
                                                           SEPTEMBER 30,            SEPTEMBER 30,
                                                        2003         2002         2003         2002
                                                      -----------------------------------------------

Wholesale                                             $ 23,149     $ 15,986     $ 76,933     $ 60,197

US Retail / Vitamin World                               (1,983)          59       (1,643)      (4,975)

European Retail /
 Holland & Barrett / GNC                                18,802       20,380       83,345       79,421

Direct Response / Puritan's Pride                       17,440       14,333       62,184       66,273
                                                      --------     --------     --------     --------

Segment Results                                         57,408       50,758      220,819      200,916

Corporate Expenses                                     (27,530)     (17,231)     (85,278)     (66,624)

Discontinued Product Charge                              1,500                    (4,500)
Litigation Recovery of
 Raw Material Costs                                                     836                    21,354
                                                      --------     --------     --------     --------

Income from Operations                                $ 31,378     $ 34,363     $131,041     $155,646
                                                      --------     --------     --------     --------

Non-recurring charges included in operations:
---------------------------------------------

Provision for plant closures                             2,645

Unsuccessful acquisition costs                           1,000

                                                      --------     --------
Total non-recurring charges included in operations       3,645            -
                                                      --------     --------

Income from operations
 excluding non-recurring charges                      $ 35,023     $ 34,363
                                                      --------     --------

                         NBTY, INC. and SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS

               ASSETS

(Dollars and shares in thousands)


                                                    September 30,    September 30,
                                                         2003             2002
                                                    -------------    -------------

Current assets:
  Cash and cash equivalents                           $   49,349        $ 26,229
  Investments in bonds                                     1,583           8,194
  Accounts receivable, less
   allowance for doubtful accounts
   of $10,463 at September 30, 2003
   and $4,194 at September 30, 2002                       89,430          36,825

  Inventories                                            314,091         204,402

  Deferred income taxes                                   37,021          11,206

  Prepaid expenses and other
   current assets                                         44,736          24,691
                                                      ----------        --------

      Total current assets                               536,210         311,547

Property, plant and equipment, net                       298,344         216,245

Goodwill                                                 213,362         144,999

Intangible assets, net                                   137,469          48,413

Other assets                                              16,423           8,936
                                                      ----------        --------

      Total assets                                    $1,201,808        $730,140
                                                      ==========        ========

                         NBTY, INC. and SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS

      LIABILITIES AND STOCKHOLDERS' EQUITY

(Dollars and shares in thousands)


                                                    September 30,    September 30,
                                                         2003             2002
                                                    -------------    -------------

Current liabilities:
  Current portion of long-term debt
   and capital lease obligations                      $   12,841        $ 23,044
  Accounts payable                                        87,039          48,616
  Accrued expenses and other current liabilities         123,956          54,177
                                                      ----------        --------
      Total current liabilities                          223,836         125,837

Long-term debt                                           413,989         163,874
Deferred income taxes                                     40,213          16,928
Other liabilities                                         10,872           4,244
                                                      ----------        --------
      Total liabilities                                  688,910         310,883
                                                      ----------        --------

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.008 par; authorized 175,000
   shares; issued and outstanding 66,620 shares
   at September 30, 2003 and 66,322 shares at
   September 30, 2002                                        533             529

  Capital in excess of par                               130,208         126,283
  Retained earnings                                      367,552         287,868
                                                      ----------        --------
                                                         498,293         414,680

  Accumulated other comprehensive income                  14,605           4,577
                                                      ----------        --------
      Total stockholders' equity                         512,898         419,257
                                                      ----------        --------

      Total liabilities and stockholders' equity      $1,201,808        $730,140
                                                      ==========        ========

                         NBTY, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)


                                                                    For the fiscal years
                                                                    ended September 30,
                                                                     2003         2002
                                                                   --------     --------

Cash flows from operating activities:
Net income                                                         $ 79,684     $ 95,791
Adjustments to reconcile net income to
 net cash provided by operating activities:
  (Gain)/loss on disposal/sale of property, plant and equipment        (711)         102
  Depreciation and amortization                                      46,884       42,192
  Foreign currency exchange rate (gain) loss                           (334)       1,556
  Amortization of deferred financing costs                            1,003          782
  Amortization of bond discount                                         124          124
  Investment write down                                               6,659
  Allowance for doubtful accounts                                    (2,906)         972
  Deferred income taxes                                               6,033       (5,829)
  Compensation expense for ESOP                                       1,710
  Tax benefit from exercise of stock options                          1,072        1,815
  Changes in assets and liabilities, net of acquisitions:
    Accounts receivable                                              (1,466)      (7,011)
    Inventories                                                     (23,879)     (14,277)
    Prepaid expenses and other current assets                       (15,855)      (3,432)
    Other assets                                                        616         (586)
    Accounts payable                                                 (2,773)      (3,442)
    Accrued expenses and other liabilities                           15,671       (3,670)
                                                                   --------     --------
      Net cash provided by operating activities                     111,532      105,087
                                                                   --------     --------
Cash flows from investing activities:
  Cash paid for acquisitions, net of cash acquired                 (289,676)      (7,702)
  Purchase of property, plant and equipment                         (37,510)     (21,489)
  Proceeds from sale of property, plant, and equipment                1,498        1,004
  Proceeds from sale of intangibles                                                   53
  Purchase of short term investments                                              (8,242)
  Release of cash held in escrow                                      2,403        4,600
                                                                   --------     --------
      Net cash used in investing activities                        (323,285)     (31,776)
                                                                   --------     --------
Cash flows from financing activities:
  Principal payments under long-term
   debt agreements and capital leases                               (35,212)     (85,353)
  Proceeds from borrowings under long term debt agreements          275,000
  Payments for debt issuance costs                                   (7,500)
  Proceeds from stock options exercised                               1,147        1,899
                                                                   --------     --------
      Net cash provided by (used in) financing activities           233,435      (83,454)
                                                                   --------     --------
Effect of exchange rate changes on cash
 and cash equivalents                                                 1,438        1,938
                                                                   --------     --------
Net increase (decrease) in cash and cash equivalents                 23,120       (8,205)
Cash and cash equivalents at beginning of year                       26,229       34,434
                                                                   --------     --------
Cash and cash equivalents at end of year                           $ 49,349     $ 26,229
                                                                   --------     --------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                         $ 17,709     $ 18,513
                                                                   --------     --------
  Cash paid during the period for income taxes                     $ 34,698     $ 55,101
                                                                   --------     --------